ZHONG WEN INTERNATIONAL HOLDING CO., LTD.
578,000 Shares of Common Stock

Our selling shareholders are offering up to 578,000 shares of common stock. The selling shareholders will offer their shares at $0.25 per share until the Company’s shares are quoted on the Over the Counter Bulletin Board (“OTC Bulletin Board”), if ever, and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

Prior to this offering, there has been no market for our securities. Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on OTC Bulletin Board or any other quotation medium. A registered broker-dealer has submitted an application for a quotation of our common stock on the OTC Bulletin Board; however, there is no assurance that our securities will ever become qualified for quotation on the OTC Bulletin Board.  There is no assurance that the selling shareholders will sell their shares or that a market for our shares will ever develop, even if our shares are quoted on the OTC Bulletin Board.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is September 2, 2010.

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus is accurate as of the date on the front of this Prospectus.

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TABLE OF CONTENTS

SUMMARY INFORMATION	2

RISK FACTORS	4

NOTE REGARDING FORWARD LOOKING STATEMENTS	8

USE OF PROCEEDS	8

DETERMINATION OF OFFERING PRICE	9

DILUTION	9

SELLING SHAREHOLDERS	9

PLAN OF DISTRIBUTION	10

LEGAL PROCEEDINGS	11

DESCRIPTION OF SECURITIES	11

EXPERTS	12

LEGAL MATTERS	12

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	12

DESCRIPTION OF BUSINESS	13

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS; PLAN OF OPERATIONS	16

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS	17

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	18

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20

EXECUTIVE COMPENSATION	20

WHERE YOU CAN FIND MORE INFORMATION	21

FINANCIAL STATEMENTS	F-1

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PROSPECTUS SUMMARY

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all the information that you should consider before investing in our common stock. You should read the entire Prospectus, including “Risk Factors” beginning on page 6, and the financial information beginning on page F-1, before making an investment decision.

Corporate Information

The Company was incorporated in Delaware on May 24, 2010.  Our current address is at  Room 1101, 11/F, Shun Kwong Commercial Building, No.8 Des Vouex Road West , Hong Kong, telephone 852 -253 03798 .

Business and Structure

The business of the Company is product procurement for the construction industry, and project consultation for construction projects.  Initially, for the procurement side of the business, Hong Kong Zhongwenbo International Group Company Limited (“ Zhongwenbo ,” a company organized under Hong Kong law on June 23, 2010), entered into a Sales Agency Agreement on June 23, 2010, with Shandong Zhongwen Industrial Group Company Limited (the “ SZIG ”), a limited liability company established under the laws of the People’s Republic of China (the “ PRC ”). Zhongwenbo is a wholly-owned subsidiary of the Company.

Under the Sales Agency Agreement, Zhongwenbo is the exclusive global agent for SZIG, except for the PRC and Brazil (although the agency territory allows sales in the Special Administration Regions of Hong Kong and Macau, and the Territory of Taiwan). Zhongwenbo will be paid a commission of five percent of the net sales value of the SZIG products it sells.  See “Business - Sales Agency Agreement” below.  We have targeted certain developing countries in Southeast Asia for initial marketing efforts.

The Company is a start-up enterprise with no revenues or pending product or service sales, or working capital as of August 6, 2010. Though we have commenced operations, we will have to fully develop and initiate a marketing plan to develop a prospective customer base. Please see “Business – Marketing” below.  Because we now have nominal assets and nominal operations, we currently are a “shell company” as that term is defined in SEC rules and regulations. We expect this status to change as we fully implement our business plan , but we cannot predict when, if ever, we will cease to be a shell company. Please see “Business – Specific Business Plan for the Next Twelve Months and Description of Operations,” below.  We do not consider the Company to be a “blank check company” as that term is defined in the SEC’s Rule 419.  We do not have any intention to engage in a reverse merger with any entity in an industry unrelated to our business.  Further, our business plan does not contemplate engaging in a merger or acquisition with an unidentified company or companies, or any other entity or person."

There is currently no market for our common stock.

The Offering

General

Selling shareholders are offering up to 578,000 shares of our common stock, initially at $0.25 per share, and thereafter (if the Company’s shares are quoted on the OTC Bulletin Board), at prevailing market prices or privately negotiated prices.

For the first 12 months after the date of this Prospectus, and pending receipt (if any) of proceeds from sale of SZIG’s products, we will need significant amounts of additional capital to initiate and sustain full operations, and fulfill our future filing obligations under the Securities Exchange Act of 1934 (the “ 1934 Act ”).  Please refer to the risk factors captioned We will need significant additional capital, which we may be unable to obtain; should we fail to obtain sufficient financing, the business will be adversely affected, ” and We will need additional capital to meet our public company reporting requirements .

To the extent revenues are not sufficient to meet our needs, we anticipate funds will be provided by short-term loans to the Company from Chinese banks (guaranteed by Mr. Sun Hongyi, an officer and director of the Company), and/or sale of additional shares to current shareholders, including Mr. Sun Hongyi.  Resale of such additional shares would not be covered by this Prospectus.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  We also may sell shares to new investors, but in this regard, please see the risk factor “ The Company may be in competition with the selling shareholders if the Company seeks additional capital from new investors .”

Purpose of This Offering

The purpose of this offering is to offer existing shareholders (other than officers and directors) the opportunity to benefit from a trading market, if one develops in response to the Company’s future performance.  Depending on the level of market interest, the Company may consider selling additional shares to new investors to help fund working capital requirements and expand the scope of business.  Any additional shares would be sold as restricted securities under the SEC’s Rule 144. However, because we are a shell company, new investors would not be able to sell their shares under Rule 144 until after we file “Form 10 Information” with the SEC.  Please see “Number of Shares That Could Be Sold Under Rule 144” below.

You should note that there is no assurance that:

•	our securities will ever become qualified for quotation on the OTC Bulletin Board; or

•	that the selling shareholders will sell their shares; or

•	that a market for our shares will develop even if our shares are quoted on the OTC Bulletin Board.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf to make a market for our common stock. The absence of a public market for our common stock may make it difficult for you to sell your shares of our common stock.

Our shares will be “penny stocks” as that term is generally defined in the 1934 Act and will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell the shares, which may negatively affect the ability of selling shareholders or persons who purchase from them, and/or reduce trading activity and prices. Therefore, our shareholders will, in all likelihood, find it difficult to sell their securities.

Number of Shares That Could be Sold Under Rule 144

The Company has 4,000,000 shares issued and outstanding, of which 578,000 shares are held by persons not affiliated with the Company (and who are named as selling security holders in this Prospectus), and 3,422,000 shares are held by three affiliates (the officers and one director of the Company), who are not selling security holders in this Prospectus.   Assuming that at the time of sale, the Company (i) has 4,000,000 shares issued and outstanding; (ii) has become subject to the reporting requirements of the 1934 Act, and has filed all reports required to be filed thereunder (other than Reports on Form 8-K) during the period it was required to file such reports; and (iii) has filed current “Form 10 Information” with the SEC reflecting the Company’s status as an entity that is no longer a “shell company,” then beginning one year after the Form 10 Information has been filed, (a) each affiliate may sell  pursuant to the SEC’s Rule 144, in any three month period beginning after that date, such number of shares which does not exceed 40,000 shares; and (b) each non-affiliate may sell all of his shares, without limitation on the number of shares which can be sold.  “Form 10 Information” is defined in Rule 144(i)(3) to mean the information required by the SEC’s Form 10 under the 1934 Act,  However, this information can be provided in any filing the Company makes with the SEC.

Resale by any person of shares purchased from the Company after the date of this Prospectus, also will be subject to Rule 144 as summarized above, provided that a minimum period of six months has elapsed after the shares were paid for and issued.

Financial Summary

The Company’s fiscal year ends on December 31, 2010.  The following information reflects financial information as of June 15, 2010 and for the period from inception (May 24, 2010) to June 15, 2010.

Statement of Operations Data

For the Period May 24, 2010 (Inception) to June 15, 2010
Revenue from operations	$—
Total costs and expenses	68,783
Net loss for the period	$(68,783)
Net loss per weighted share, basic and fully diluted	$(0.172)

Weighted average shares outstanding	400,000

Balance Sheet Data

As of June 15, 2010
Current assets	$36,217
Working capital	$(28,783)
Total assets	$36,217
Total liabilities	$65,000

Total stockholders’ equity	$(28,783)

Use of Proceeds

The Company will not receive any proceeds from sale of the shares by the Selling Shareholders , and such proceeds will not be loand to the Company or used by such persons to buy more shares in the Company .  All costs related to the preparation and filing of the registration statement (of which this Prospectus is a part) are being paid by the Company.

Description of our Common Stock

The Company was organized as a Delaware corporation on May 24, 2010, with authority to issue 1,000,000 shares of common stock, $0.001 par value.  No preferred shares were authorized to be issued.  As of June 15, 2010, 400,000 shares were issued and outstanding.  On July 21, 2010, the authorized stock was increased to 6,000,000 shares, and the existing 400,000 shares were forward split (on a 10 for 1 basis) into 4,000,000 shares ($0.001 par value per share).  This forward split was approved to facilitate the development of a trading market in the shares (if our shares are quoted on the OTC BB) after the date of this Prospectus, and the authorized number of shares was increased to accommodate the forward split and have additional shares available for future issuance, if needed.   As of the date of this Prospectus, there are 4,000,000 shares of common stock issued and outstanding.  See “Description of our Securities,” below.

RISK FACTORS

Purchasing our stock is a speculative investment. You should carefully consider the following risks in evaluating the other information in this Prospectus. The risks described below are the only ones we believe are material as of the date of this Prospectus. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected and the value of our common stock, if quoted, could decline, or you may lose all or part of your investment.

Risks Related to the Business

Our independent auditors have expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and negatively impact the value of your investment in our shares.

Our independent auditors have stated that our financial statements have been prepared assuming that we will continue as a going concern. We have sustained operating losses since inception and our anticipated cash needs extend beyond current resources. As of the date of this Prospectus, we have accrued organizational expenses of $65,000 and have a negative working capital of $(28,783).   See “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” below.  The Company does not have a reliable source of future funding and we currently have no revenue sources.  Although our shareholders have indicated continuing financial support for the company (see Note 1 to the Financial Statements included with this Prospectus), our continued existence is dependent upon our obtaining necessary funds or generating a sufficient revenue source. As a result of this going concern qualification, we may encounter difficulties in obtaining debt or equity financing or in obtaining financing on favorable terms. These and other factors create an uncertainty about our ability to continue as a going concern, which may cause you to lose your entire investment in our shares.

The Company was organized on May 24, 2010. Because the Company has nominal operations and nominal assets, it is a shell company as that term is defined in SEC rules and regulations.  The Company may not become profitable.

To date, our business has been the development of a business plan and the negotiation and execution of a Sales Agency Agreement with a manufacturer of building construction machinery, located in the PRC, and limited marketing of the machinery . See “Business – Sales Agency Agreement.” We also intend to offer project consulting services to the construction industry but have not developed a specific marketing plan for this activity. As of the date of this Prospectus, we have earned no commissions on sales or fees for consulting services.  We will need additional funds to develop and implement a comprehensive marketing plan, as the costs thereof will not be borne by the manufacturing company, and for other purposes.  Please see the next risk factor “ We will need significant additional capital, which we may be unable to obtain; should we fail to obtain sufficient financing, the business will be adversely affected .”  Therefore, you have no historical performance upon which to evaluate our business prospects. Accordingly, before investing, you should consider the challenges, expenses and difficulties that we will face as a development stage company.

We will need significant additional capital, which we may be unable to obtain; should we fail to obtain sufficient financing, the business will be adversely affected.

The Company estimates that up to $350,000 of working capital will be needed over the next twelve months to implement a marketing program under the Sales Agency Agreement, sustain operations, and pay the costs of being a public company. Mr. Sun Hongyi (an officer and director and principal sharheolder) has agreed to loan the Company $100,000 (for one year, without interest) by about September 1, 2010, which would reduce our estimated capital requirements to $250,000 for the next twelve months. However, banks may be unwilling to loan additional capital, even with Mr. Sun Hongyi’s personal guarantee to the banks, and current shareholders and/or new investors may be unwilling to buy common shares.  Additionally, seeking capital from new investors could be difficult (please see the risk factor captioned The Company may be in competition with the selling shareholders if the Company seeks additional capital from new investors) .  If we are unable to obtain financing in the amounts needed or on terms acceptable to us, the Company’s ability to sustain operations and meet its legal obligations as a public company, will be adversely affected.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations; Plan of Operations,” below, and the next risk factor “ We will need additional capital to meet our public company reporting requirements .”

In addition, to enhance the commercial relationship with SZIG, we may guarantee, for the benefit of SZIG, a customer’s contract to purchase a SZIG product. The value to the Company, in terms of furthering the business relationship with SZIG, is not predicted.  However, if we are required to honor a guarantee, our capital resources at the time would be negatively impacted.  If we were called to honor the guarantee, but be unable to fund it, our relationship with SZIG could be impaired and could result in SZIG terminating the Sales Agency Agreement.

We will need additional capital to meet our public company reporting requirements.

After the effective date of this Prospectus, the Company will register its class of common stock under Section 12(g) of the 1934 Act.  The legal obligations to file periodic reports and otherwise comply with registration are extensive and compliance is expensive.  We will have to obtain funds to pay compliance costs, in addition to the capital needed to run the business.  Failure to comply with the reporting and other requirements of registration could result in the SEC de-listing the common stock, which would automatically result in loss of the Company’s trading privileges on the OTC BB, which, in turn, would make it very difficult for investors to sell their stock.  Please see the “Plan of Operation” portion of “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” below.

The Company may be in competition with the selling shareholders if the Company seeks additional capital from new investors.

If we are unable to raise enough working capital from current shareholders (including Mr. Sun Hongyi) buying more shares from the Company, and/or from bank loans guaranteed by Mr. Sun Hongyi, we may try to sell shares to new investors.  However, because potential investors could buy stock in the public market (if one develops, which is not assured) from the selling shareholders named in this Prospectus, the Company, in effect, could be competing with the selling shareholders for new investor capital.  While it is possible the Company could offer shares to prospective new investors at a discount to market prices ,  this could present a conflict of interest for the Board of Directors due to the dilution which the current shareholders would experience, and could prevent the Company from raising capital from new investors .  In any event, the fact that Rule 144 will be unavailable to new investors for a year after we file “Form 10 Information” with the SEC, will make it even more difficult to sell new shares.  Please see “Number of Shares That Could Be Sold Under Rule 144” below.

The Company will face formidable competition in the market for machinery used in building construction.

There are numerous companies that manufacture machinery for the building construction industry.  Some of SZIG’s competitors’ products have an overall design and capacity which are functionally similar to those made by SZIG (our principal under the Sales Agency Agreement). Some of these companies are based in the PRC, others are located in Japan, Korea and other countries in Asia, and still others are based in North America and the European Union.  Many of these competitors have established distribution and/or sales agent networks, and provide financing to purchasers.  It will be difficult for us to make any meaningful penetration into the global market.  Additionally, the Agreement precludes us from operating in Brazil and the PRC, which are large markets for products such as those made by SZIG.

Our business could be adversely affected by downturns in the construction industry.

The global economic crisis is a persistent threat to the construction industry.  Construction activity has increased significantly in the PRC, but (with limited exceptions) that country is outside our territory under the Sales Agency Agreement.  Although we believe SZIG’s products are very competitive in design and cost against non-PRC based manufacturers, the construction industry’s recovery in our territory is dependent on the cost of capital to project developers and contractors.  Continued capital constraints will make our business more difficult, despite the cost advantages of SZIG’s products.

Our shareholders will have limited or no input on management decisions.

Mr. Sun Hongyi, President, CEO and a director, owns 85% of our stock.   Therefore, as a minority shareholder, you will have no or limited say in management of the Company. Unless you are willing to entrust all aspects of our business and operations to our officers, you should not invest in the shares.

The Company’s business will be substantially dependent on SZIG.

The Company’s business presently is dependent on one source – SZIG. Our present business focus is on marketing SZIG products.  Under the Sales Agency Agreement, we are precluded from marketing or otherwise being involved with products made by other companies.   We would be directly and adversely impacted if competitive pressures and/or PRC or global economic conditions (including those related to currency fluctuations between the RMB currency in the PRC and US dollars or the Euro, that increase product prices), adversely affect SZIG’s operations, increase the prices of its products, or lead to delayed delivery of products.  Additionally, the Agreement has a term of two years, continuing thereafter unless either party elects to terminate.  There is no assurance the Agreement would continue past two years, which means we will have a limited period of time to develop the marketing plan and generate revenues sufficient to persuade SZIG to continue the Agreement past its primary term.

Should we lose the services of our key executives, the business would be negatively impacted.

We depend upon the services of our key executives, Mr. Sun Hongyi, President and CEO, who has significant experience in the marketing of industrial machinery made in the PRC, Mr. Shen Peng, Secretary, who has general administration experience, and Mr. Sin Qihua, Treasurer, who has worked as an accountant in the mining sector.  We do not maintain key man life insurance on these men, and the Company does not have employment agreements with any of them.  Should we lose their services, it not likely we would be able to replace them with equally competent and experienced personnel, particularly in view of the Company’s limited capitalization.

Risks Related to Doing Business in China

Certain important certificates, permits, and licenses are subject to PRC governmental control and renewal, and the failure to obtain renewal would adversely impact our business.

Doing business in the PRC is subject to compliance with numerous permits and licenses.  Our licenses and permits, and those required of SZIG, must be complied with and renewed periodically.  During the application or renewal process, businesses will be evaluated and re-evaluated by the appropriate governmental authorities and must comply with the prevailing standards and regulations, which may change from time to time. In the event that we or SZIG are not able to obtain or renew the certificates, permits and licenses, all or part of our and/or SZIG’s PRC operations may be suspended by the government, which would have a material adverse effect on our business and financial condition. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our or SZIG’s operations, it may adversely affect our results of operations and profitability.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We presently conduct substantially all of our business through our operating subsidiary Hongkong Zhongwenbo International Group Company Limited, a Hong Kong company (referred to in this Prospectus as “Zhongwenbo”).  In the future, we may organize a subsidiary of Zhongwenbo, as a “wholly foreign owned enterprise” (sometimes referred to as a “WFOE”) under PRC law in order to benefit from certain pro-business policies in the PRC. See “Business – Introduction,” below. However, whether or not we establish a WFOE, our operations generally will be subject to laws and regulations applicable to foreign invested enterprises in China. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to intellectual property rights and various forms of foreign investments in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

As our operating subsidiary, and all of our assets, are located outside the United States, it will be extremely difficult to acquire jurisdiction and enforce liabilities against the Company and our officers, directors and assets based in China.

Although the Company is a Delaware corporation, all our officers and directors reside outside of the United States. and all our assets will be located outside the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon our directors or officers and our subsidiary Zhongwenbo, or enforce against any of them court judgments obtained in United States’ courts, including judgments relating to United States federal securities laws. In addition, there is uncertainty as to whether the courts of the PRC or Hong Kong would recognize or enforce judgments of United States’ courts obtained against us predicated upon the civil liability provisions of the securities laws of the United States, or have jurisdiction to hear original actions brought in the United States predicated upon the securities laws of the United States. Furthermore, because all of our assets presently are located in Hong Kong, it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court.

We may be unable to establish and maintain an effective system of internal control over financial reporting, and as a result we may be unable to accurately report our financial results or prevent fraud.

Hong Kong and the PRC historically have been deficient in western style management, governance and financial reporting concepts and practices, and other control systems. Our current management has little experience with western style management, governance and financial reporting concepts and practices, and we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in Hong Kong or the PRC. As a result of these factors, and especially given that we will be (upon registration with the SEC under the Securities Exchange Act of 1934) a publicly listed company in the U.S. and subject to regulation as such, we may experience difficulty in establishing management, governance, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records, and instituting business practices that meet western standards. We may have difficulty establishing adequate management, governance, legal and financial controls in Hong Kong (and in the PRC if we organize a subsidiary WFOE (see above)), where operations will be conducted through our wholly-owned subsidiary Zhongwenbo (or a WOFE owned by Zhongwenbo).

Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002 and other applicable laws, rules and regulations. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business and the public announcement of such deficiencies could adversely impact our stock price.

Risks Related to this Offering

We have arbitrarily determined the offering price and terms of the common stock shares being offered through this Prospectus.

The twenty-five cents ($0.25) offering price of the common stock shares has been arbitrarily determined and bears no relationship to our assets or book value, or other investment or valuation criteria. No independent counsel or appraiser has valued our common stock shares. Accordingly, there is no basis upon which to determine whether the offering price is indicative of the real underlying value, if any, of the shares offered by the selling shareholders.

The common stock shares being offered in this Prospectus are an illiquid investment, and there are risks associated with investing in companies trading on the over-the-counter bulletin board.

There is presently no market for the common stock shares that the selling shareholders are offering, and we cannot be certain that a public market will become available, or that there will be sufficient liquidity to allow for their sale or transferability within the near future, or at all. Although we intend to obtain a quotation on the OTC Bulletin Board, there is no assurance that we will be successful.  Even if we are successful, there is no assurance that a sufficiently active market will develop to sell your shares. Accordingly, the purchase of the shares must be considered a long term investment and only for investors who can tolerate the loss of their entire investment.

In addition to the risks of investing in our stock, there are separate risks associated with investing in and trading the stock of companies listed on the OTC BB, including:

•
Absence of listing standards.  Companies listed on NASDAQ or national stock exchanges have to maintain strict standards of corporate governance (a majority of independent directors, and audit, compensation, and nominating committees comprised of independent directors), a minimum stock price, and various matters which have to be approved by shareholders.  OTC BB traded companies are not subject to such standards.

•	Inefficient trading and lower liquidity. Stockholders of OTC BB companies frequently have difficulty in getting buy/sell orders filled promptly, and/or at expected prices.
•
Lower trading volume.  Though some OTC BB companies experience occasional periods of heavy trading, many OTC BB companies have lower trading volume, which contributes to the illiquidity of investing in such companies.

For more detailed information, please see “OTC Bulletin Board Considerations” below.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the sole discretion of our Board of Directors after considering whether we have generated sufficient revenues, our financial condition, operating results, cash needs, growth plans and other factors. Accordingly, investors that are seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this Prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations; Plan of Operations,” “Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•	the timing of the development of future products;

•	projections of revenue, earnings, capital structure and other financial items;

•	statements of our plans and objectives;

•	statements regarding the capabilities of our business operations;

•	statements of expected future economic performance;

•	statements regarding competition in our market; and

•	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from the forward-looking statements. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares offered by the selling shareholders , and such proceeds will not be loaned to the Company or used by such persons to buy more shares in the Company . For an explanation of why we have filed this Prospectus, please see “Prospectus Summary - The Offering – Purpose of This Offering.”

DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the offering price and it does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted valuation criteria. Prior to this offering, there has been no market for our securities. In order to assure that selling shareholders will offer their shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, we will notify our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTC Bulletin Board without proof of the selling price.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of the selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below (17 of our total of 20 shareholders) are selling the securities. None of our three officers (one of whom is the sole director) are selling shareholders under this Prospectus.  The table assumes that all of the securities indicated will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders. We are registering a total of 578,000 Shares, which represents all of the shares held by the selling shareholders and 14.5% of the 4,000,000 shares issued and outstanding as of August 6, 2010.

We believe that the selling shareholders listed in the table have sole voting and investment powers regarding the securities indicated. We will not receive any proceeds from the sale of the securities by the selling shareholders.  None of our selling shareholders is or has been affiliated with the Company or any broker-dealer.

	Total Shares	Shares	Percent	Percent
Name	Owned	Registered	Before Offering	After Offering

Duan Wenbo	120,000	120,000	3.00%	-0-
Duan Zhongwei	40,000	40,000	*	-0-
Li Xinlian	36,000	36,000	*	-0-
Tian Huchang	2,000	2,000	*	-0-
Liu Jinhai	2,000	2,000	*	-0-
Yue Guangren	2,000	2,000	*	-0-

Duan Wenhua	2,000	2,000	*	-0-
Liu Hengzhi	2,000	2,000	*	-0-
Duan Wenguang	2,000	2,000	*	-0-
Li Huaifu	2,000	2,000	*	-0-
Liu Taishan	2,000	2,000	*	-0-
Chen Yubo	2,000	2,000	*	-0-
Liu Yongjiang	2,000	2,000	*	-0-
Sun Lizhong	2,000	2,000	*	-0-

Star Wealth Development
Limited(1)	160,000	160,000	4.00%	-0-
Sparkle Fame
Investments Limited(2)	120,000	120,000	3.00%	-0-

Starise Consultants Limited(3)	80,000	80,000	2.00%	-0-
	578,000	578,000	14.50%	-0-

(1)
Mr. Wong Hin Wing is president and sole shareholder of Star Wealth Development Limited.  He is not related to any other shareholders of the Company, nor is he a shareholder in SZIG.  He is the husband of Poon Wing Ha.

(2)
Ms. Poon Wing Ha is the president and sole shareholder of Sparkle Fame Investments Limited.  She is not related to any other shareholders of the Company, nor is she a shareholder in SZIG.  Her husband is Mr. Wong Hin Wing.

(3)	Ms. Xu Lijuan is the president and sole shareholder of Starise Consultants Limited. She is not related to any other shareholders of the Company, nor is she a shareholder in SZIG.

* Assuming sale of all shares registered hereunder.

State Laws Concerning Trading

Our common stock holders and persons who desire to purchase our common stock shares in any trading market that may develop should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information about us in an accepted publication which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain: (1) the names of issuers, officers, and directors; (2) an issuer’s balance sheet; and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may be unable to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports and many states expressly recognize these manuals, a smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered illiquid, which inhibits investors’ ability to resell their shares.

 Selling shareholders are offering up to 158,600 shares of common stock. The selling shareholders will offer their shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The securities offered by this Prospectus will be sold by the selling shareholders. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker’s transactions or privately negotiated transactions. The selling shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale or sale related transfer. A Selling Shareholder may also resell all of any portion of the Shares which qualify for sale pursuant to Rule 144 under the Securities Act rather than pursuant to this Prospectus.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold according to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this Prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this Prospectus.

Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on the OTC Bulletin Board or any other quotation medium. A registered broker-dealer has submitted an application for a quotation of our common stock on the OTC Bulletin Board, and following the effective date of the registration statement (of which this Prospectus is a part), we will file a Form 8-A under the Securities Exchange Act of 1934 to register the Company’s common stock under such Act.  However, there is no assurance that our securities will ever become qualified for quotation on the OTC Bulletin Board.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.

We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under the registration statement.

Upon such registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of the registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. We will pay all the fees and expenses associated with the registration of resale of the securities covered by this Prospectus.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to the registration statement disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  On August 13, 2010, Spartan Securities Group, Ltd. (“ Spartan ”) filed an application with the Financial Industry Regulatory Authority (“ Finra ”), on Finra’s Form 211, for approval to publish quotations for the Company’s common stock on the OTC Bulletin Board.  Spartan is registered as a broker-dealer with the Securities and Exchange Commission and is a member of Finra.  Under Finra rules, a member firm cannot publish quotations for a company’s stock until Finra has approved the application made by the member firm.  Such approval requires the member firm to have conducted a due diligence review of the company’s business and other matters related to the company.  We have been advised by Spartan that Finra’s review process typically will take 30 to 45 days before completion.  Neither Spartan (nor any officer, director or shareholder of Spartan) is affiliated with our Company or any of our officers, directors or shareholders.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its SEC reporting requirements, and that the issuer obligate itself to file periodic reports and otherwise comply with those provisions of the 1934 Act applicable to it. Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTC Bulletin Board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the Bulletin Board, they are conducted by telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders for an order to buy or sell a specific number of shares at the current market price, the price of a stock may go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTC Bulletin Board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings in which we or our assets are involved.

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Certificate of Incorporation, as amended, and Bylaws.  Because we have adopted short-form Certificate of Incorporation, the summary of certain matters reflects the application of certain provisions in the Delaware General Corporation Law where articles of incorporation do not otherwise provide.  The Certificate of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this Prospectus is a part.

Common Stock

We have 6,000,000 authorized shares of common stock with $0.001 par value. As of the date of this Prospectus, there are 4,000,000 shares of common stock issued and outstanding. All shares are equal to each other with respect to voting, liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share that they own at any shareholders’ meeting.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.

We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

 No options or warrants to purchase common stock are outstanding.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control. There is no conversion, preemptive or other subscription rights or privileges with respect to any shares.

Preferred Stock

The Company is not authorized to issue preferred stock.

EXPERTS

Our balance sheet as of June 15, 2010 and the related statement of operations, stockholders’ deficit, and cash flows for the period from May 24, 2010 (inception) to June 15, 2010 were audited by HLB Hodgson Impey Cheng Chartered Accountants and Certified Public Accountants, and are included in this Prospectus in reliance upon their experience in accounting and auditing.

LEGAL MATTERS

The legality of the shares offered under the registration statement of which this Prospectus is a part is being passed upon by the Law Office of Stephen E. Rounds, Denver, Colorado.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES LIABILITIES

The Delaware General Corporation Law contain provisions which allow corporations to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

BUSINESS

Introduction

We were incorporated in Delaware on May 24, 2010, at which time we commenced operations. We are a development stage company.  We have not earned any revenues, or sold any products or services, as of the date of this Prospectus.  Our corporate structure is as set forth below.

Zhong Wen International Holding Co., Ltd.
[a Delaware corporation,
referred to as the “Company” in this Prospectus]

Hongkong Zhongwenbo
International Group Company Limited
[a Hong Kong company,
referred to as “ Zhongwenbo, ”
wholly-owned by the Company]

In the near future, we may organize a wholly foreign-owned enterprise (a “ WFOE ”) under PRC law, which would be a wholly-owned subsidiary of Zhongwenbo (our current wholly-owned subsidiary), and cause Zhongwenbo to assign its rights under the Sales Agency Agreement (see below) to the WFOE.  This strategy would be in compliance with PRC law and allow Zhongwenbo, and therefore the Company, to benefit from certain pro-business policies in the PRC. We do not expect this piece of corporate reorganization to adversely impact the Company.

The Company’s business is selling, as agent under a Sales Agency Agreement with Shandong Zhongwen Industrial Group Co. Limited (“ SZIG, ” a PRC company), machinery for construction projects, and the providing of related consulting services to the construction industry.

SZIG (organized in 1958, and located at Damu Village, Miaozi Town, Qingzhou City, Shandong Province. PRC) is engaged principally in the mining and sale of iron ore, precision casting, and the  manufacture of construction equipment (concrete mixing plants, concrete pumps, tower cranes, concrete mixers and batchers, cement loaders, and similar products).  Its products are sold in nearly 30 cities and provinces in the PRC, and also are exported to the Middle East, the European Union, the United States, Africa, and other areas.  SZIG’s principal facilities cover approximately 1,300 acres (including a building of 100,000 square meters), with approximately 1,500 employees, of whom 56 are middle management and eight are senior engineers.

Specific Business Plan for the Next Twelve Months, and Description of Operations

For the period from August 1, 2010 to August 1, 2011, we will implement our business plan as follows:

Three months ended November 1, 2010:
Lease office space and create an Internet website for marketing (in September 2010) , hire two or more employees, and hire country-by-country sales managers (to be paid by a share of our commission payment stream from SZIG). Employee and manager hires in this period may be limited to one or two of the ten “ASEAN” countries.  Develop printed and Internet marketing materials, commence marketing, and establish relationships with construction contractor trade groups and equipment rental companies, on a country-by-country basis.

Six months ended February 1, 2011:
Expand activities to more countries in the ASEAN group. Engage country-by-country marketing groups as needed to supplement our local sales managers.  Attend construction contractor exhibitions on a country-by-country basis, and organize and staff booths featuring SZIG products and services.  Develop marketing materials for construction consulting services, to be offered in parallel with purchases of SZIG products. Hire additional employees, and possibly consultants, as needed.  Contacts in additional countries in the ASEAN group will be developed as warranted.  Warranty service arrangements, and training seminars (to introduce prospective customers to SZIG products) will be made in countries where prospective sales warrant the effort.

Nine months ended May 1, 2011:	Continued expansion of the business into more ASEAN countries.

Twelve Months ended August 1, 2011:	Continue and refine the above efforts.

Operations will supervised by Mr. Sun Hongyi.  He is contacting companies known to him in the construction business and construction equipment rental business, in several of the targeted countries, to introduce the Company, SZIG’s products, and the Company’s services.  His work in this respect will be continuing throughout the 12 month period, and thereafter.   We anticipate Mr. Sun Hongyi will continue to devote all of his time to the Company.  Expanded marketing efforts will begin in mid- August 2010, focusing first on creating the Company website, then communicating with prospective customers and particularly industry trade groups, to establish initial relationships.  In the second and subsequent quarterly periods, Mr. Sun Hongyi, and the employees and consultants we will be engaging over the period, will travel to the various targeted markets to firm up the relationships, prospect for new leads, and attend trade group exhibitions.  All employees will devote their full time to the Company's business.

The Company's daily operations generally will consist of constant communications back and forth (by Internet and telephone) between personnel (including local sales managers as hired), and trade group and other contacts, and prospective customers in the markets, to develop a real time data base on the construction industry in each country. Information will be compiled and updated regularly on local financial conditions, specific current and projected new equipment purchases, and competitors' market share. Personnel also will be in very frequent contact with SZIG about changing market conditions, product pricing and delivery times, whether products should be modified for local needs, and competitors' ambitions in the targeted countries. We also will be working with SZIG to set up and monitor equipment training programs for customers, as well as warranty service programs.

We expect that Mr. Sun Hongyi and other employees will travel to the targeted countries on a regular basis to liase with local sales managers, attend trade industry exhibitions, and continue developing relationships with prospective customers. In addition, because our markets are in developing countries, contacts will be developed with out-of-country banks and other financial institutions (including but not limited to China Export & Credit Insurance Company (see "Competition" below)) to set up alternative financing sources for prospective customers.
Additionally, during the first quarterly period, we will implement an internal controls system and keep books and records sufficient to prepare financial and other information for the timely filing of periodic reports under the 1934 Act.  We may hire a part-time person with financial training and experience to serve as Chief Financial Officer, replacing Mr. Sun Hongyi who currently serves in this capacity.  We believe that the forgoing specific business plan, and description of operations, support our view that we do not consider the Company to be a “blank check company” under the SEC’s Rule 419.

Sales Agency Agreement

As of June 23, 2010, Zhongwenbo (referred to below as the “ Agent ”) entered into a Sales Agency Agreement with SZIG.   The following summarizes the material provisions of the Sales Agency Agreement; the Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part.

SZIG sells approximately 2,000 Tower Cranes, 70 to 80 Concrete Mixing Stations, and approximately 80 sets of Concrete Pumps annually, almost all in the PRC and Brazil.  SZIG entered into the Agreement with  Zhongwenbo to establish sales in a number of the developing countries in the “ASEAN” region in Southeast Asia (Singapore, Brunei Darussalam, Malaysia, Thailand, the Philippines, Indonesia, Myanmar (Burma), Laos, Cambodia, and Vietnam), without bearing the cost of setting up a marketing program.

Agency, Territory and Term : The Agent is the exclusive agent for sale of designated SZIG products, in all areas except Brazil and the PRC, though Hong Kong, Macau and Taiwan are not excluded (which areas as so limited are referred to as the “ Territory ”), for a period of two years.  After expiration of the primary term, the Agreement will continue until terminated by either party.

Termination : Either party may terminate the Agreement after notice to the other of breach of terms, subject to a 30 day cure period,   Termination also may be effected by a party if the other party ceases business, enters into an arrangement with creditors, or enters into insolvency proceedings.

Products and Compensation : The Agreement specifies the SZIG products which the Agent may sell in the Territory (prices below are subject to change in SZIG’s discretion).

Tower Crane – Model No. QTC 63C – An upper-slewing fixed type light crane, suitable for many industrial and civil applications.  Average price approximately $47, 250.

Concrete Mixing Station – Model No. HZS HLS - A set of batching machines to mix concrete material for construction.  Average price approximately $242,950.

Concrete Pump – Model No. HBT 80 – A concrete pump which is widely used in infrastructure and building construction.  Average price approximately $4,100.

SZIG is to pay the Agent a commission equal to five percent of the net sales value of each product sold (equal to amount charged the customer less value added or other tax included in the sales price).  At Agent’s election, it may guarantee to SZIG the performance of a customer’s purchase order, but a guarantee shall not cover customer’s performance failure caused by SZIG’s default.

Marketing and Local Compliance : All costs and expenses of the Agent’s marketing SZIG’s products in the Territory will be borne by the Agent, and all promotional and advertising materials are subject to SZIG’s approval.  The Agent will be responsible for obtaining local permits and licenses its activities.

Consulting Services

We intend to offer consulting services to prospective customers for the SZIG products, and possibly other customers, in the construction industry.  These services would relate to the analysis and integration of planning the costs and components of a project, as well as procurement of material and equipment. The  scope and cost of services will be tailored to each engagement.

Marketing

The Company’s marketing strategy will target those companies engaged in the civil and commercial construction industry in the Territory, with particular initial attention focused on the developing countries of Vietnam, Indonesia, Qatar, and Sri Lanka, which are within the ASEAN region (see above).  These countries are believed to be attractive markets due to a history of successful business relationships with Chinese companies.  Further, these countries have significant potential for growth in the construction sector but have very few, if any, local construction machinery manufacturers.  Over time, we hope to expand our countries of interest.

Targeted customers will consist primarily of local building contractors and construction equipment rental companies.  As of the date of this Prospectus, two prospective companies (Vinh Son Construction Equipment & Partners, in Vietnam, and PT Slnarfajar Multiteknik, in Indonesia) have contacted us and expressed strong interest in our SZIG products.

Additional marketing efforts will concentrate on the Internet, with a Company website (to be developed in September 2010), as well as attending construction-sector exhibitions in the countries.  We also expect to hire a sales manager (to be compensated mostly by a commission on our product sales, which we would pay out of commissions we receive from SZIG) for each country, to establish connections with local companies.  Local sales agencies may be engaged as well.

Competition

We believe our principal competitors in the targeted countries are the three largest construction machinery manufacturers in China (Sanyi Ahonggong, Ahonglian Zhongke, and Fangyan Group). All these companies have rights granted by the PRC (as does SZIG), to export products, including equipment which is, in general, functionally equivalent to SZIG’s products,  Additionally, these companies all offer prospective customers the option of having the standard equipment tailored to specific needs.  However, their prices are in the range of 70% higher than SZIG’s prices.  SZIG has been in business for over 50 years and its engineering staff also can customize products to specific needs, but still sell for up to 70% less than the competition.  Our initial target countries do not have significant, or any, sales by our competitors, so we deem these potential markets as possessing relatively low to non-existent barriers to market penetration.

Added competitive advantages, particularly in our initially targeted country markets, is our ability to offer free training of the customer’s technical personnel, and the ability of customers to buy equipment on the installment plan, with payments guaranteed by China Export & Credit Insurance Company (which may be of particular interest to rental companies so they can match purchase payments with rental income over a period of time).   We also offer on-site warranty service through local personnel we would engage for the purpose; the costs of such service would be funded by SZIG through us.

Employees

We have three employees at present: Mr. Sun Hongyi, President and Chief Executive Officer , and Chief Financial Officer; Mr. Shen Peng, Secretary; and Mr. Sun Qihua, Treasurer.  Each of these persons devotes full time to the Company. We will hire additional employees and/or retain consultants as stated in “Specific Business Plan for the Next Twelve Months, and Description of Operations” above, and thereafter, as needed depending on business volume.  We also intend to engage commissioned sales managers in targeted countries (see above).

Office Facilities

The Company intends to lease office space (in September 2010) for approximately $2,000 per month, either on a monthly or annual basis, located in Hong Kong.  We do not have a lease in place as of the date of this Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS;
PLAN OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with the balance sheet as of June 15, 2010 and the financial statements for the period May 24, 2010 (Inception) to June 15, 2010, included in this Prospectus.

The discussion and analysis contains forward-looking statements, based on current expectations with respect to future events and financial performance and operating results, which statements are subject to risks and uncertainties, including but not limited to those discussed below and elsewhere in this Prospectus that could cause actual results to differ from the results contemplated by these forward looking statements. We urge you to carefully consider all of the information set forth in this Prospectus, including “Risk Factors.”

Overview

We are an early stage development business and we do not expect to generate significant revenues, if ever, until the first quarter of 2011. We are currently focused on and committed to developing sales of certain construction industry machinery, as agent under a Sales Agency Agreement with Shandong Zhongwen Industrial Group Co. Limited (“ SZIG ”).  Although we commenced limited operations after June 15, 2010, the operations before such date and to the date of this Prospectus are nominal, and we have only nominal assets.  Accordingly, the Company is a shell company, as that term is defined in SEC rules and regulations, and will retain such status until such time, if ever, as we increase the level of operations and have more than nominal assets.

In order to commence revenue generating operations, we will need to develop and initiate a formal marketing strategy and begin selling SZIG products.  We also will have to initiate marketing of consulting services to the civil and commercial construction industry, which is expected to include some the same companies to be targeted for selling SZIG products.

Results of operations

For the period from May 24, 2010 (Inception) to June 15, 2010, we have not generated any revenues and incurred a net loss of $3,718.  During this period, our expenses related to organization of the Company and preparation of our business plan and negotiation of terms of the Sales Agency Agreement with SZIG (this Agreement was executed as of June 23, 2010) .

Liquidity

At June 15, 2010, we had $36,217 of current assets, classified as “prepayment, deposits and other receivables” on the balance sheet.  Share capital (4,000,000 shares issued for $0.01 per share as of June 12, 2010) provided $40,000 cash, all of which was transferred to the trust account maintained by our United States securities counsel, for organizational costs, legal fees, and other expenses related to setting up the Company, as well as legal fees for the preparation and filing of the registration statement of which this Prospectus forms a part.  As of June 15, 2010, $3,783.00 had been paid from the trust account, for incorporation of the Company in Delaware.  The $36,217.00  in the trust account as of June 15, 2010 is being used, subject to the Company’s prior approval, for payment of legal fees and other costs related to the filing of the registration statement.

At June 15, 2010, we had $65,000 in “other payables and accruals” on the balance sheet.  These are comprised of $40,000 (which is the estimated legal fees which the Company will have incurred for the preparation and filing of the registration statement), and $25,000.00 for audit fees associated with the financial statements included in this Prospectus.

Contractual Obligations

At June 15, 2010, we had no debt or capital lease or purchase obligations or long term liabilities, and no operating lease obligations.

Going Concern

We have incurred net losses and losses from operations and we expect that we will continue to have negative cash flows as we implement our business plan. There can be no assurance that our continuing efforts to execute our business plan will be successful and that we will be able to continue as a going concern. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern.

We currently do not have cash to sustain operations for the next twelve months and we will require additional financing in order to execute the business plan and continue as a going concern. The recent economic downturn and related credit and financial market crisis may adversely affect our ability to obtain financing, conduct our operations and realize opportunities to sell products. In the event that financing does not materialize, we may be unable to continue as a going concern.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Notes to the Financial Statements.

Uncertainties and Trends

Our operations and possible revenues principally are dependent upon signing up customers to buy SZIG’s machinery products, and to a lesser extent, on engaging parties for our consulting services.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Plan of Operations

Our Plan of Operations for the twelve months following the date of this Prospectus is contingent upon receiving financing in the approximate amount of $ 350,000 , which would be applied as set forth below.  Except for Mr. Sun Hongyiu’s agreement to loan the Company $100,000 on about September 1, 2010 (for one year, without interest), which, if received, would lower our working capital requirements to approximately $250,000, we  have no commitments or assurances that we will successful in obtaining adequate financing.

General Administrative Expenses
$80,000 - Office lease (12 months at approximately $2,000 per month); purchase or lease of telecommunication and computer equipment(approximately $ 23,000 ); office furniture (approximately ($18,600 ); and an additional (secretarial) employee (approximately $ 1,200 monthly).

The preceding allocations will be reduced to the extent needed to hire employees and consultants.

Marketing	$77,000 - Travel and entertainment (approximately $62,000 ), and advertising (approximately $ 15,000 ).
Other	$193,000 - Professional fees ($150,000 (1)); Miscellaneous ($43,000)
Total	$ 350 ,000

The foregoing estimate assumes no revenues  in the twelve month period.
(1)
Professional fees are estimated to be in the range of $93,000 for legal and other professional fees, including accounting services, associated with compliance with Hong Kong and PRC law and regulations, and with doing business in the various foreign countries targeted for our marketing effort.  An additional amount in the range of $100,000 is allocated for fees and costs for public company compliance with the reporting requirements of the 1934 Act – including $30,000 for legal fees and third-party costs to file periodic reports and other documents with the SEC (on the SEC’s Edgar system); $8,000 to establish an internal controls system under section 404 of the Sarbanes-Oxley Act of 2002, and $50,000 for an audit of year-end financial statements of the Company, to be included with the Annual Report on form 10-K, and audit firm review of unaudited financial statements to be included in the Quarterly Reports on Form 10-Q.  Actual expenditures may vary from these estimates.

To the extent we do not have revenues in the twelve month period, we will need working capital to meet the budget.  The Company will attempt to obtain short-term loans from Chinese banks, with Mr. Sun Hongyi personal guarantee of repayment, and in addition may attempt to sell additional shares to current shareholders and/or new investors.  We may not be successful in obtaining capital in the required amounts.  In these regards, please see the risk factors captioned We will need significant additional capital, which we may be unable to obtain; should we fail to obtain sufficient financing, the business will be adversely affected ; and The Company may be in competition with the selling shareholders if the Company seeks additional capital from new investors.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

We sold 4,000,000 shares of restricted common stock to our President, Chief Executive Officer and Chief Financial Officer (and sole director), our Treasurer, and our Secretary, and other persons, at a price of $0.01 per share.  The price to the officers was not negotiated at arms-length, however, the other investors paid the same price per share.  The officers (and sole director) bought shares as follows:

Mr. Sun Hongyi - President, Chief Executive Officer and Chief Financial Officer (and sole director) - 3,414,000 shares for $34,140.00;
Mr. Sun Qihua  - Treasurer - 4,000 shares for $40.00; and  Mr. Shen Peng – Secretary – 4,000 shares for $40.00.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or he desire to do so.  We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Holders

As of the date of this Prospectus, we have 20 holders of record of our common stock.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our Board of Directors out of funds legally available for payment of dividends. From our inception to the date of this Prospectus, we have not declared any cash dividends on our common stock since and do we not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Equity Compensation Plans

As of the date of this Prospectus, we do not have any equity compensation plans.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., with principal offices at 250 Royall Street, Canton, Massachusetts 02021.

Reports to Shareholders

As a result of the registration statement (of which this Prospectus is a part) becoming effective, we will be required under Section 15(d) of the Securities Exchange Act of 1934 to file periodic and Form 8-K reports with the Securities and Exchange Commission through December 31, 2010, including a Form 10-K for the year ended December 31, 2010.  However, upon the registration statement being declared effective, we will file a Form 8-A with the Securities and Exchange Commission to register our common stock under Section 12(g) of the 1934 Act, and, pursuant to such registration, we will be required to continue filing such reports, as well as proxy or information statements under Section 14 of the 1934 Act, and our officers, directors, and more-than-ten percent shareholders will be required to file ownership reports under Section 16 of the 1934 Act.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Our Board of Directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall serve until his successor is elected and qualified, or until his earlier resignation or removal. Our Bylaws require only one director, however, additional director positions may be created by the Board of Directors at any time.  Election of each director requires a plurality of the votes cast.

Name	Age	Office

Mr. Sun Hongyi	41	From inception of the Company, President, Chief Executive Officer, Chief Financial Officer , Director

Mr. Sun Qihua	28	From inception of the Company, Treasurer

Mr. Shen Peng	25	From inception of the Company, Secretary

Mr. Sun Hongyi has 23 years of experience as Deputy Technical Manager at Qingzhou Tongli Machinery Co. Ltd, in the areas of research and development, and the manufacturing and distribution of machinery for building construction and construction of various infrastructures.  He received his MBA in July 2009 from the Market Economy Academy at Peking University.  Mr. Sun Hongyi’s 23 years of experience in the international business product sales side of Qingzhou Tongli Machinery (which makes and sells a broad range of industrial machinery including equipment for building and infrastructure construction), qualifies him to lead the Company’s strategy to sell SZIG’s products.  See “Business - Markets” and “Business - Marketing Strategy.”

Mr. Sun Qihua was an accountant at Quingzhou Haozhang Foundry Co. Ltd. from July 2004 until inception of the Company.  He attended the Qingzhou Accounting Polytechnic School from 1998 to 2000.

Mr. Shen Peng was Corporate Secretary for Quingzhou Huaxia Zhongwen Mining Co. Ltd. from October 2006 to inception of the Company.  He received a degree in Finance from the School of Economic and Management, Shandong Institute of Light Industry, in July 2006, having been a student from August 2003 to July 2006.

None of our officers or directors have acted as “promoters” of or had a controlling interest in other companies that have made any filings with the SEC.

Family Relationships and Other Matters

There are no family relationships among or between any of our officers and the director.

Corporate Governance and Board Committees

Our Board of Directors has not established audit, executive compensation, or nominating  committees as standing committees or other board committee performing equivalent functions.  We will organize these committees at such time, if ever, as the Company should apply for listing on Nasdaq or a national securities exchange, but the Company may organize these committees without making or anticipating making an application for such a listing. The listing requirements for Nasdaq (which we would follow, unless different requirements apply for a national securities exchange listing) require a majority of the board of directors of a company to be “independent directors,”  In general, a person other than an executive officer or employee of a company or any other individual having a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, cannot be deemed “independent.” Regardless of the foregoing general rule, the following disqualify a director from consideration as independent: Employment by the company in the past three years, and acceptance by him (or by a family member) of more than $120,000 in any 12 consecutive months within the past three years (except for service as a director).

Additionally, all the members of the company’s audit, compensation and nominating committees must be independent, and additional requirements apply to member of the audit committee under the SEC’s Rule 10A-3(b)(1).  If a company does not set up separate committees, the functions required of such committees have to be exercised only by independent directors meeting these requirements, as applicable.

The sole director, Mr. Sun Hongyi, is not independent.

Code of Ethics

We have not yet adopted a Code of Ethics.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than five percent of our outstanding voting securities, our directors, our executive officers, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares.

Name	Position	Shares Owned (Percentage of Outstanding Shares)

Mr. Sun Hongyi	President, Chief	3,414,000 (85.35%)
Executive Officer,
Chief Financial
Officer , Director

Mr. Sun Qihua	Treasurer	4,000 (less than one percent)

Mr. Shen Peng	Secretary	4,000 (less than one percent)

Officers and Directors
as a Group (three persons)		3,422,000 (85.55%)

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, and our two most highly compensated executive officers other than our CEO who occupied such position as of the date of this Prospectus (we have not completed a fiscal year), for all services rendered in all capacities to us for the period from inception (May 24, 2010) to June 15, 2010. The Company does not have employment agreements with any of the persons named below (and does not presently to enter into such agreements with any such persons), and does not pay them salary or other compensation at the present time.

Name and Position	Year*	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Sun Hongyi Pres., CEO, CFO , Director	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
SunQihua, Treasurer	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Shen Peng, Secretary	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

*     For period from inception (May 24, 2010) to June 15, 2010

Code of Ethics

We have not yet adopted a Code of Ethics.

Option Grants

We did not grant any options or stock appreciation rights to our named executive officers or directors from our inception to the date of this Prospectus. As of the date of this Prospectus, we did not have any stock option plans.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to directors or executive officers. We have no material bonus or profit sharing plans in which cash or non-cash compensation is or may be paid to our directors or executive officers, except for employment agreements with our executive officers, which provide that our executive officers may be awarded bonuses awarded by our Board of Directors.

 Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. This Prospectus does not contain all of the information set forth in the registration statement.  Following the effective date of the registration statement, and the filing of the Form 8-A as described above, we will file periodic reports and make other filings.

The registration statement and exhibits filed therewith (and filings made after the Company is registered under the 1934 Act) may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC’s Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of
Zhong Wen International Holding Co., Ltd.

We have audited the accompanying balance sheet of Zhong Wen International Holding Co., Ltd. (the “Company”) as of June 15, 2010, and the related statements of operations, shareholders’ equity, and cash flows for the period from May 24, 2010 (date of incorporation) to June 15, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 15, 2010, and the results of its operations and their cash flows for period ended June 15, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements were prepared assuming the Company will continue as a going concern.  As more fully described in Note 1, the Company has incurred operating losses and has a working capital deficiency.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ HLB Hodgson Impey Cheng
Chartered Accountants
Certified Public Accountants

Hong Kong
August 20, 2010

ZHONG WEN INTERNATIONAL HOLDING CO., LTD.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET AS OF JUNE 15,

2010

ASSETS
Current assets:
Prepayment, deposits and other receivables	$36,217
Total current assets	36,217
TOTAL ASSETS	$36,217

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Other payables and accruals	$65,000
Total current liabilities	65,000
TOTAL LIABILITIES	65,000

Commitments and Contingencies

Shareholders' equity
Common stock
Authorized: 6,000,000 shares, par value $0.001
Issued and outstanding: 4,000,000 shares at June 15, 2010	4,000
Additional paid-in-capital	36,000
Accumulated deficits	(68,783)
TOTAL SHAREHOLDERS’ EQUITY	(28,783)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$36,217

The accompanying notes are an integral part of these financial statements.

ZHONG WEN INTERNATIONAL HOLDING CO., LTD.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS FOR THE PERIOD FROM MAY 24, 2010 (DATE OF INCORPORATION) TO JUNE 15, 2010

2010

General and administrative expenses	$(68,783)

Operating loss	(68,783)

Loss before noncontrolling interests and income taxes	(68,783)

Provision for income taxes	-

Net loss	$(68,783)

Loss per share
Basic	$(0.017)

Diluted	$(0.017)

Weighted average number of common stock outstanding
Basic	4,000,000

Diluted	4,000,000

The accompanying notes are an integral part of these financial statements.

ZHONG WEN INTERNATIONAL HOLDING CO., LTD.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF SHAREHOLDERS’ EQUITY FROM MAY 24, 2010 (DATE OF INCORPORATION) TO JUNE 15, 2010

	Common stock		Additional		Total
			paid-in	Accumulated	shareholders’
	Shares	Amount	capital	deficit	equity

Balance at May 24, 2010 (date of incorporation)	-	$-	$-	$-	$-
Issue of shares	4,000,000	4,000	36,000	-	40,000
Comprehensive loss	-	-	-	(68,783)	(68,783)

Balance at June 15, 2010	4,000,000	$4,000	$36,000	$(68,783)	$(28,783)

The accompanying notes are an integral part of these financial statements

ZHONG WEN INTERNATIONAL HOLDING CO., LTD.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS FROM MAY 24, 2010 (DATE OF INCORPORATION) TO JUNE 15, 2010

Cash flows from operating activities:
Net loss	$(68,783)
Changes in operating assets and liabilities:
Prepayment, deposits and other receivables	(36,217)
Other payables and accrued expenses	65,000
Net cash used in operating activities	(40,000)

Cash flows from financing activities:
Proceeds from issue of shares	40,000
Net cash provided by financing activities	40,000

Increase in cash and cash equivalents	-

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$-

The accompanying notes are an integral part of these financial statements.

ZHONG WEN INTERNATIONAL HOLDING CO., LTD.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS FROM MAY 24, 2010 (DATE OF INCORPORATION TO JUNE 15, 2010)

NOTE 1. NATURE OF BUSINESS

Nature of Business

Zhong Wen International Holding Co., Ltd. (the “Company”) was incorporated in the State of Delaware on May 24, 2010. The Company is not engaged in any business activities and has had no meaningful operations or held income producing assets since incorporation.

Going Concern Uncertainty

The accompanying financial statements were prepared in conformity with accounting principles generally accepted in the United States (“US GAAP”), which contemplate continuation of the Company as a going concern. As of June 15, 2010, the Company did not have any cash and cash equivalents. The Company estimates that its cash and cash equivalents will fund its operations through the financial support from the shareholders. The shareholders have indicated their continuing support to enable the Company to meet its obligations to third parties as and when they fall due and to continue as a going concern. This projection is based on the Company’s current cost structure and the Company’s current expectations regarding operating expenses and anticipated revenues. If the Company is unable to obtain additional funds, it will not be able to sustain its operations and would be required to cease its operations and/or seek bankruptcy protection. Given the difficult current economic environment, the Company believes it will be difficult to raise additional funds and there can be no assurance as to the availability of additional financing or the terms upon which additional financing may be available. As a result of these conditions, there is substantial doubt regarding the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 2.  SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Basis of presentation

The financial statements represent the accounts of the Company. The financial statements have been prepared in conformity with US GAAP.

Use of estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Earnings per share

Basic earnings per share is computed by dividing net operating results for the reporting period attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing net operating results for the reporting period attributable to common shareholders by the weighted average number of common shares outstanding and the dilutive effect of common stock equivalents.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity date of three months or less to be cash equivalents.

Fair value of financial instruments

The carrying amount of certain of the Company’s financial instruments, including cash and cash equivalents, other payables and accrued expenses, approximates fair value due to their relatively short maturity.

Related party transactions

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the management or operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

NOTE 3.  RECENT ACCOUNTING PRONOUNCEMENTS

(a) Recent accounting pronouncements adopted

In June 2009, the FASB issued a standard that established the FASB ASC and amended the hierarchy of generally accepted accounting principles (GAAP) such that the ASC became the single source of authoritative nongovernmental U.S. GAAP. The ASC did not change current U.S. GAAP, but was intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All previously existing accounting standard documents were superseded and all other accounting literature not included in the ASC is considered non-authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (“ASUs”). For the Company, the ASC was effective July 1, 2009. This standard did not have an impact on the Company’s results of operations or financial condition. However, throughout the notes to the financial statements references that were previously made to various former authoritative U.S. GAAP pronouncements were changed to coincide with the appropriate section of the ASC.

 (b) Recent accounting pronouncements not yet effective

In January 2010, the FASB issued ASU No. 2010-6, Improving Disclosures About Fair Value Measurements, that amends existing disclosure requirements under ASC 820 by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchase, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation. For the Company, this ASU is effective for the first quarter of 2010, except for the requirement to provide level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which is effective beginning the first quarter of 2011. Since this standard impacts disclosure requirements only, its adoption will not have a material impact on the Company’s results of operations or financial condition.

Other recent accounting pronouncements issued by the FASB, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4. PROVISION FOR INCOME TAXES

Deferred tax assets

The source of significant temporary difference that gives rise to the deferred tax asset is as follows:

For the period from May 24, 2010 to June 15, 2010
Deferred tax assets:
Tax losses carryforwards	$24,074
Less: valuation allowance	(24,074)
Net deferred tax assets	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that all of the assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in each tax jurisdiction during the periods in which temporary differences in those jurisdictions become deductible. Management considers the projected future taxable income and tax planning strategies in making this assessment.

The Company has provided valuation allowances of $24,074 in respect of federal net operating loss which it does not expect to utilize.

Gross deferred tax assets at June 15, 2010 were reduced by valuation allowance of $24,074. The total valuation allowance increased by $24,074 and such increase was attributable to the tax effect on federal net operating loss incurred for the period ended June 15, 2010 of $24,074 at the federal tax rate of 35%.

Income taxes

A reconciliation of the provision for income tax calculated using the statutory federal income tax rate and state and local income tax rate to the Company’s provision for income taxes for the period ended June 15, 2010 is as follows:

Provision for income taxes at statutory rate of 35%	$(24,074)
Changes in valuation allowance	24,074
Income taxes	$-

NOTE 5. SHAREHOLDERS’ EQUITY

General

The Company’s total authorized capital at June 15, 2010, is 6,000,000 shares of which 6,000,000 shares are common stock of par value $0.001.

On July 20, 2010, the Company effected a ten for one forward stock split (without change in fair value) , from 400,000 shares to 4,000,000 shares, pursuant to which each outstanding share of common stock, par value $0.001, were automatically converted into ten share of common stock, par value $0.001 (the “Forward Stock Split”). All of the share number, share prices and per-share amounts have been adjusted, on a retroactive basis, to reflect the effect of the Forward Stock Split.

NOTE 6. COMMITMENTS AND CONTINGENT LIABILITIES

Operating Lease Commitments

As of June 15, 2010, the Company did not have any significant operating lease commitment.

NOTE 7. SUBSEQUENT EVENTS

The Company evaluated all events or transactions through the date of the financial statements were issued.  During this period, other than those disclosed above, the Company did not have any material subsequent events that impacted the financial statements.

End of financial statements.